SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

Exmovere Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-52713	20-8024018
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(IRS Employee Identification No.)

1600 Tysons Boulevard
8th Floor
McLean, VA 22102
(Address of Principal Executive Offices)

(703) 245-8513
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (A) AND (B) DEPARTURE OF DIRECTORS AND OFFICERS

Exmovere Holdings, Inc. (the “Company”) acted on April 8, 2011 to remove Mr. Cheyenne Crow from his roles as a director and the Chief Operating Officer (“COO”) of the Company.  The Company reasonably believes that Mr. Cheyenne Crow abandoned his duties as COO and a member of the Board of Directors as of January 13, 2011.  The Company made the removal of Mr. Cheyenne Crow as COO and a director of the Company retroactive to January 13, 2011.  The action was taken in accordance with Nevada Statutes and the Company’s Bylaws.

The foregoing description of the Board’s Action by Written Consent is not intended to be complete and is qualified in its entirety by the complete text of the Written Consent in Lieu of a Special Meeting of the Majority of the Board Of Directors attached as an exhibit to this Current Report on Form 8-K.

ITEM 5.02 (C) ELECTION OF DIRECTORS

On April 11, 2011, in order to fill the vacancy on the Company board and pursuant to a resolution made in accordance with Section 7.6 of the Company’s bylaws, Dr. Jun Quion was elected as a director of the Company.  Dr. Quion will serve as the Company’s director until the expiration of Mr. Crow’s term, when he will be up for election by the shareholders.

The foregoing description is qualified in its entirety by the complete text of the Board Resolution attached as an exhibit to this Current Report on Form 8-K.

Dr. Jun Quion is a licensed medical doctor who has worked as an independent contractor for the Company’s subsidiary, Clinica of Virginia, LLC.  After Dr. Quion graduated from medical school, he was accepted in the competitive internal medicine residency program of the Baylor College of Medicine in Houston, Texas.  At Baylor College of Medicine, he spent another year in research on Lipids and Atherosclerosis, under the preeminent Dr. Antonio Gotto.  Dr. Quion pursued further training in cardiovascular medicine and interventional cardiology at the University of Connecticut.  Dr. Quion currently practices at the Inova Heart and Vascular Institute in Fairfax, Virginia and is a valuable member of the Clinica supervisory and advisory team.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Written Consent by Board of Directors
10.2	Resolution by the Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exmovere Holdings, Inc.

Date: April 15, 2011	By:	/s/ David Bychkov
David Bychkov Chief Executive Officer

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